Exhibit 10.3

TRANSFER AND CANCELLATION AGREEMENT

This TRANSFER AND CANCELLATION AGREEMENT (the “Cancellation Agreement”) is made and entered into as of November 19, 2025 (the “Effective Date”) by and between Fetch Compute Inc, a Delaware corporation (“Fetch”), and Freight Technologies, Inc., a British Virgin Islands business company (“Freight”). Fetch and Freight are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals:

A. WHEREAS, Freight and Fetch entered into a Securities Purchase Agreement dated March 31, 2025, which, as subsequently amended by the Waiver And Amendment Of Certain Restrictions In Securities Purchase Agreement entered into by the Fetch and Freight on June 26, 2025, is referred to in this Cancellation Agreement as the “SPA;” and,

B. WHEREAS, pursuant to the SPA, Fetch purchased 2,311,248 Series A4 preferred shares of Freight, par value $0.0001 per share (the “Purchased Securities”) for a total purchase price of approximately $5,200,000, payable in 11,300,000 FET Tokens. Freight issued all the Purchased Securities to Fetch on or about April 21, 2025; and,

C. WHEREAS, on or about October 28, 2025, Freight exercised its Call Option (as that term is defined in the SPA) by issuing to Fetch a Call Option Exercise Notice (as that term is defined in the SPA). Per that Call Option Exercise Notice, the Call Option Effective Date (as that term is defined in the SPA) was to be November 27, 2025. Upon the Call Option Effective Date, Freight would have been obligated to provide Fetch with the Call Payment (as that term is defined in the SPA), which would have included the delivery by Freight to Fetch of 11,300,000 FET Tokens and Fetch’s right to retain 219,783 Purchased Securities and, and Fetch would have been obligated to surrender, transfer, or otherwise deliver all of the other Purchased Securities to Freight; and,

D. WHEREAS, a disagreement has arisen between the Parties as to the SPA and the Call Option Exercise Notice; and,

E. WHEREAS, the Parties are entering into this Cancellation Agreement to: (i) provide that Fetch will convert a portion of the Purchased Securities into ordinary shares; (ii) provide for the transfer by Fetch to Freight of all the remaining Purchased Securities and then cancellation of them; (iii) provide Fetch with consideration equivalent to what it would have been entitled to receive if the Call Option Exercise Notice issued by Freight on or about October 28, 2025 were to have become effective; (iv) provide for the cancellation of the SPA and all of the Party’s rights and obligations thereunder, except as expressly set forth herein; and (v) resolve the disputes and disagreements between the Parties and provide for the exchange of mutual general releases of claims and covenants not to sue between the Parties, all on the terms described more fully herein below.

NOW THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged by each Party, and with each Party intending to be legally bound hereby, the Parties agree as follows:

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Agreed Terms:

1. Some Definitions. As used in this Cancellation Agreement:

(a) The term “Actions” means: actions, claims, causes of action (whether in tort or contract), demands, invoices, warranties, damages, penalties, objections, promises, liabilities, suits, debts, dues, costs, expenses, accounts, covenants, reckonings, bills, controversies, agreements, injunctive relief, fees, variances, liens, extents, executions, obligations, rights to subrogation, rights to contribution, claims for attorney’s fees, interest, expenses and costs, judgments and executions of any kind, in law or equity, in any kind of forum, and compensations of any nature whatsoever, and liabilities of any kind whatsoever, whether known or unknown, accrued, liquidated or unliquidated, suspected or unsuspected, contingent or otherwise. “Action” is the singular of the term Actions.

(b) The term “Business Day” means: a day that is not a Saturday, Sunday, or legal holiday in New York County, New York.

(c) The terms “Fetch Releasors” and “Fetch Releasees” mean: (i) Fetch; (ii) each of Fetch’s past and present parents, subsidiaries, affiliates, divisions, predecessors, successors, and assigns; and (iii) each past and present officer, director, shareholder, partner, member, manager, employee, agent, representative, contractor, consultant, and attorney of each person or entity described in clause (i) or (ii) of this Section 1(c). “Fetch Releasor” is the singular of the term Fetch Releasors. “Fetch Releasee” is the singular of the term Fetch Releasees.

(d) The term “FET Token” means the utility token and the key medium of exchange on the Fetch.ai network.

(e) The terms “Freight Releasors” and “Freight Releasees” mean: (i) Freight; (ii) each of Freight’s past and present parents, subsidiaries, affiliates, divisions, predecessors, successors, and assigns; and (iii) each past and present officer, director, shareholder, partner, member, manager, employee, agent, representative, contractor, consultant, and attorney of each person or entity described in clause (i) or (ii) of this Section 1(e). “Freight Releasor” is the singular of the term Freight Releasors. “Freight Releasee” is the singular of the term Freight Releasees.

(f) The term “Ordinary Shares” means: the ordinary shares of the Company, with no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

2. Payments to Fetch.

(a) Freight will pay Fetch EIGHT HUNDRED EIGHTY THOUSAND AND 00/100 UNITED STATES DOLLARS ($880,000.00) (the “Cash Payment”), and Freight will deliver to Fetch 11,300,000 FET Tokens (the “Token Payment”). Freight will make the Cash Payment by wiring it to Fetch’s account in accord with the wire instructions separately provided in writing by Fetch. Freight will make the Token Payment by transferring back to Fetch the 11,300,000 FET Tokens that Fetch paid to Freight to purchase the Purchased Securities pursuant to the SPA; this transfer will be made by Fetch on behalf of Freight from Freight’s wallet holding 11,300,000 FET Tokens maintained by Fetch on behalf of Freight. Freight will make the Cash Payment within one (1) Business Day following the Effective Date, and the Token Payment shall be considered made at as of the Effective Date.

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(b) Subject to the completion and transmission of a conversion notice to Freight’s transfer agent, Fetch hereby converts 22,104 shares of the Purchased Securities (the “Converted Securities”), which the Parties agree will convert into 113,253 Ordinary Shares (the “Conversion Shares”), which are deemed issued as of the Effective Date. Freight shall provide Fetch, within one (1) Business Day of the Effective Date, evidence of the issuance of the Conversion Shares in book entry form registered on the register of members of the Company. Freight represents and warrants that the Conversion Shares, are duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens imposed by Freight.

(c) Within one (1) Business Day of the Effective Date, Freight shall cause its counsel to deliver a written opinion, addressed to Freight’s transfer agent and in the form acceptable to Fetch that transfer and sale of the Conversion Shares is not required to be registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of the exemption provided by Section 4(a)(1) thereof and Rule 144 thereunder (provided the requirements of Rule 144 are satisfied and provided such Conversion Shares are not then registered under the Securities Act for resale pursuant to an effective registration statement), and that any restrictive legend on the certificates for such Conversion Shares and restrictions on Freight’s records concerning the transfer of such Conversion Shares under the Securities Act may be removed in connection with such transfer and sale. Freight shall insure that such written opinion remains in effect for so long as any Conversion Shares bear a restrictive legend.

3. Transfer and Cancellation of the Remaining Securities.

(a) Effective as of the Effective Date, Fetch hereby irrevocably and unconditionally conveys, assigns, transfers, and delivers all of the Remaining Securities (defined below), and all of Fetch’s right, title, and interest in and to all of the Remaining Securities, to Freight free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions of every kind and nature, all without any payment of any form and without any liability to any Party hereto. Upon the transfer by Fetch of the Remaining Securities to Freight, the Remaining Securities are hereby cancelled. As used in this Cancellation Agreement, the term “Remaining Securities” means all of the Purchased Securities less all of the Converted Securities.

(b) Fetch represents and warrants as of time immediately prior to this Cancellation Agreement becoming effective on the Effective Date that: (i) Fetch owns all of the Remaining Securities beneficially and of record, (ii) the Remaining Securities are free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions of every kind and nature, (iii) Fetch has never transferred or agreed to transfer the Remaining Securities, other than pursuant to this Cancellation Agreement, and (iv) there is no restriction affecting the ability of Fetch to transfer all of the Remaining Securities, and all of its right, title, and interest in the Remaining Securities, to Freight.

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(c) Fetch hereby irrevocably instructs Freight and Freight’s transfer agent to take, and consents to them taking, all steps necessary to effectuate the transfer of all the Remaining Securities, and all of Fetch’s right, title, and interest therein, from Fetch to Freight and the cancellation of all the Remaining Securities such that the Remaining Securities will no longer be outstanding on the stock ledger of Freight and such that Fetch will no longer have any right, title, or interest in any of the Remaining Securities whatsoever.

(d) At the request of Freight or its transfer agent and without further consideration to Fetch, Fetch will execute and deliver such instruments, instructions or documents requested by Freight or its transfer agent in order to effectuate the transfer and cancellation of the Remaining Securities and all of Fetch’s right, title, and interest therein as contemplated in this Section 3. For consideration received and acknowledged, Fetch hereby appoints Freight’s Chief Executive Officer to act as Fetch’s true and lawful attorney with full power and authority on Fetch’s behalf to execute and deliver all instruments, instructions, or documents and to take all other actions necessary to effectuate the transfer and cancellation of the Remaining Securities and all of Fetch’s right, title, and interest therein as contemplated in this Section 3. Such appointment shall be for the limited purposes set forth above.

4. Cancellation of the SPA and Call Option Exercise Notice. The SPA and the Call Option Exercise Notice are each hereby cancelled as of the Effective Date, and neither Party will have any rights or obligations under the SPA or in connection with the Call Option Exercise Notice on and after the Effective Date.

5. General Releases of Claims and Covenants Not to Sue.

(a) By Fetch.

i. Release of Claims. Fetch, for itself and the other Fetch Releasors, hereby release, waive, and forever discharge Freight and the other Freight Releasees from all Actions that Fetch and the other Fetch Releasors, whether individually or collectively, or any of them, ever had, now has or have, or hereafter have against Freight and the other Freight Releasees, whether individually or collectively, or any of them, from the beginning of time up to and including the Effective Date, including but not limited to Actions arising under, or for breach or default, of the SPA.

By entering into this Cancellation Agreement, Fetch agrees that the failure of this release of claims to specifically identify or enumerate above any statute, ordinance, law, code, or common law theory under which Fetch or any of the other Fetch Releasors releases claims is not intended by any of them to limit, diminish or impair in any way the intended and actual release, by Fetch and the other Fetch Releasors, of all Actions of any kind whatsoever against Freight and the other Freight Releasees.

It is understood that this release of claims does not serve to waive any Actions or rights arising under or to enforce the terms of this Cancellation Agreement or that certain Prepaid Services Agreement, dated November 19, 2025, entered into by and between Freight and Fetch (the “Prepaid Services Agreement”) or to waive any rights or Actions that, pursuant to law, cannot be waived or subject to a release of this kind, such as the right to file a charge with an administrative agency or participate in an agency investigation.

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The Actions released by this Section 5(a)i. are referred to collectively as the “Fetch Released Claims.”

ii. Covenant Not to Sue. Fetch, for itself and the other Fetch Releasors, hereby covenant and agree, to the fullest extent permitted by law, that none of them will file or cause to be filed, on or after the Effective Date, any lawsuit or Action against Freight or any of the other Freight Releasees to the extent that it is based on any of the Fetch Released Claims.

(b) By Freight.

i. Release of Claims. Freight, for itself and the other Freight Releasors, hereby release, waive, and forever discharge Fetch and the other Fetch Releasees from all Actions that Freight and the other Freight Releasors, whether individually or collectively, or any of them, ever had, now has or have, or hereafter have against Fetch and the other Fetch Releasees, whether individually or collectively, or any of them, from the beginning of time up to and including the Effective Date, including but not limited to Actions arising under, or for breach or default of, the SPA.

By entering into this Cancellation Agreement, Freight agrees that the failure of this release of claims to specifically identify or enumerate above any statute, ordinance, law, code, or common law theory under which Freight or any of the other Freight Releasors releases claims is not intended by any of them to limit, diminish or impair in any way the intended and actual release, by Freight and the other Freight Releasors, of all Actions of any kind whatsoever against Fetch and the other Fetch Releasees.

It is understood that this release of claims does not serve to waive any Actions or rights arising under or to enforce the terms of this Cancellation Agreement or the Prepaid Services Agreement or to waive any rights or Actions that, pursuant to law, cannot be waived or subject to a release of this kind, such as the right to file a charge with an administrative agency or participate in an agency investigation.

The Actions released by this Section 5(b)i. are referred to collectively as the “Freight Released Claims.”

ii. Covenant Not to Sue. Freight, for itself and the other Freight Releasors, hereby covenant and agree, to the fullest extent permitted by law, that none of them will file or cause to be filed, on or after the Effective Date, any lawsuit or Action against Fetch or any of the other Fetch Releasees to the extent that it is based on any of the Freight Released Claims.

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6. Representations and Warranties.

(a) By Fetch. Fetch represents and warrants as of the Effective Date that: (i) neither it nor any of its respective members, directors, officers, shareholders, employees, contractors, consultants, agents, attorneys, affiliates, successors, or assigns has assigned, transferred, conveyed, or otherwise disposed of any of the Fetch Released Claims; (ii) neither Freight nor any agent or attorney of Freight has made any representation, promise, or warranty whatsoever, express or implied, written or oral, not contained in this Cancellation Agreement to induce Fetch to execute it; (iii) Fetch has not executed this Cancellation Agreement in reliance on any representation, promise, or warranty not contained in this Cancellation Agreement; (iv) this Cancellation Agreement is a valid and binding obligation on Fetch and enforceable against it in accordance with the terms of this Cancellation Agreement; and (v) Fetch, by an authorized representative, has fully read this Cancellation Agreement and understood all of its terms before executing it; (vi) Fetch has had an opportunity to consult with counsel of its own choosing before executing this Cancellation Agreement; (vii) Fetch’s undersigned signatory is authorized to execute this Cancellation Agreement on Fetch’s behalf; (viii) Fetch has the requisite power and authority to enter into this Cancellation Agreement and consummate the transactions contemplated by it (including but not limited to the cancellation of the SPA and the transfer of the Remaining Securities from Fetch to Freight); and (ix) the transactions contemplated by this Cancellation Agreement do not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to Fetch that would reasonably be expected to have a material effect on Fetch’s ability to consummate the transactions contemplated by this Cancellation Agreement.

(b) By Freight. Freight represents and warrants as of the Effective Date that: (i) neither it nor any of its respective members, directors, officers, shareholders, employees, contractors, consultants, agents, attorneys, affiliates, successors, or assigns has assigned, transferred, conveyed, or otherwise disposed of any of the Freight Released Claims; (ii) neither Fetch nor any agent or attorney of Fetch has made any representation, promise, or warranty whatsoever, express or implied, written or oral, not contained in this Cancellation Agreement to induce Freight to execute it; (iii) Freight has not executed this Cancellation Agreement in reliance on any representation, promise, or warranty not contained in this Cancellation Agreement; (iv) this Cancellation Agreement is a valid and binding obligation on Freight and enforceable against it in accordance with the terms of this Cancellation Agreement; and (v) Freight, through an authorized representative, has fully read this Cancellation Agreement and understood all of its terms before executing it; (vi) Freight has had an opportunity to consult with counsel of its own choosing before executing this Cancellation Agreement; (vii) Freight’s undersigned signatory is authorized to execute this Cancellation Agreement on Freight’s behalf; (viii) Freight has the requisite power and authority to enter into this Cancellation Agreement and consummate the transactions contemplated by it (including but not limited to the cancellation of the SPA and the transfer of the Remaining Securities from Fetch to Freight); and (ix) the transactions contemplated by this Cancellation Agreement do not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to Freight that would reasonably be expected to have a material effect on Freight’s ability to consummate the transactions contemplated by this Cancellation Agreement.

7. Further Assurances; Public Disclosure.

(a) The Parties agree to take all actions and to make, deliver, and sign any other documents and instruments that are necessary to carry out the terms, provisions, purpose, and intent of this Cancellation Agreement and the transactions contemplated by it.

(b) Freight shall before 9:30 a.m. Eastern Time on the first Business Day following the Effective Date, file a Current Report on Form 6-K, including this Cancellation Agreement as an exhibit thereto, with the United States Securities and Exchange Commission (“SEC”). From and after the issuance of the Form 6-K, Freight represents to Fetch that it shall have publicly disclosed all material, non-public information delivered to Fetch by Freight or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated herein or in the Prepaid Services Agreement.

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8. Governing Law; Jury Trial Provision; and Other Provisions Concerning Legal Action.

(a) This Cancellation Agreement shall be governed by and interpreted under the laws of the State of New York, without consideration of its conflicts of laws principles.

(b) The exclusive forum for any dispute between the Parties that relates to or arises out of this Cancellation Agreement shall be the federal and local courts located in New York County, New York, and each Party expressly consents to jurisdiction and venue in such courts for the purposes of any such dispute and waives any objection on the basis of forum non conveniens to litigating such a dispute in such courts.

(c) For any dispute between the Parties that relates to or arises out of this Cancellation Agreement, each Party hereby irrevocably waives personal service of process and consents to being served with process in any such suit, action, or proceeding by the transmission of the process to such Party at the address in effect for notices for that Party under Section 9 below by any of the means provided in Section 9 below for delivering notices and agrees that such service of process shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8(c) prohibits a Party from serving process by any other means permitted by applicable law.

(d) In the event that any Party brings an action to enforce or effect its rights under this Cancellation Agreement, the prevailing Party shall be entitled to recover its costs and expenses from the other Party to that action, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

(e) EACH PARTY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS CANCELLATION AGREEMENT.

9. Notices. All notices, requests, demands, and other communications required or permitted under this Cancellation Agreement (collectively “Notices” and each individually a “Notice”) shall be in writing and shall be deemed to have been duly given: (a) upon delivery, if personally delivered to the Party to whom the Notice is directed; (b) upon confirmation of transmission, if sent by electronic mail (email) to the email address designated below (provided that no delivery failure or out-of-office message is received); or (c) one (1) Business Day after deposit, if sent by an nationally recognized overnight courier service (e.g., FedEx or UPS) for next-business-day delivery. Notices shall be sent to the Parties at the addresses (including email addresses) set forth below or to such other address as a Party may designate by Notice given in accordance with this provision.

- For Notices to Fetch: Fetch Compute Inc, Attn: Humayun Sheikh, Chief Executive Officer, 251 Little Falls Drive, Wilmington, DE 19808, humayun.sheikh@fetch.ai, with a copy, which shall not constitute notice, to Ed Dartley and Jonathan M. Barron, K&L Gates LLP, 599 Lexington Avenue, New York, NY 10022-6030, ed.dartley@klgates.com; jonathan.barron@klgates.com.

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- For Notices to Freight: Freight Technologies, Inc., Attn: Javier Selgas, CEO, 2001 Timberloch Place, Suite 500, The Woodlands, TX 77380, javi.selgas@fr8hub.com, with a copy, which shall not constitute notice, to Louis Bevilacqua, Esq., Bevilacqua PLLC, 1050 Connecticut Ave., N.W., Suite 500, Washington, DC 20036, lou@bevilacquapllc.com.

10. Severability. If at any time after the date of the execution of this Cancellation Agreement any provision of this Cancellation Agreement shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect. The illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Cancellation Agreement; provided, however, that:

(a) if Section 5(a) of this Cancellation Agreement is held to be illegal, void, or unenforceable in whole or in part, Fetch will promptly execute a legal, valid, and enforceable general release and waiver of claims and covenant not to sue in favor of Freight and the other Freight Releasees equal in scope to those provided in Section 3(a) and, in the event that such a legal, valid, and enforceable general release and waiver of claims and covenant to sue cannot be obtained, then Fetch and the other Fetch Releasors shall be deemed to have assigned, transferred, and conveyed the Fetch Released Claims to Freight; or

(b) if Section 5(b) of this Cancellation Agreement is held to be illegal, void, or unenforceable in whole or in part, Freight will promptly execute a legal, valid, and enforceable general release and waiver of claims and covenant not to sue in favor of Fetch and the other Fetch Releasees equal in scope to those provided in Section 3(b) and, in the event that such a legal, valid, and enforceable general release and waiver of claims and covenant to sue cannot be obtained, then Freight and the other Freight Releasors shall be deemed to have assigned, transferred, and conveyed the Freight Released Claims to Fetch.

11. Successors and Assigns. The Parties intend that this Cancellation Agreement be legally binding upon and shall inure to the benefit of each of them and their respective successors and assigns.

12. No Waiver for Failure to Enforce. The failure of any Party to this Cancellation Agreement at any time to enforce any provision of this Cancellation Agreement will in no way constitute or be construed as a waiver of such provision or of any other provision hereof, or in any way affect the validity of, or the right thereafter to enforce, each and every provision of this Cancellation Agreement.

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13. Interpretation. Each Party acknowledges that it has shared equally in the drafting of this Cancellation Agreement. Therefore, should any provision of this Cancellation Agreement require interpretation or construction, the court, judge, tribunal or other person or body interpreting or construing this Cancellation Agreement shall not apply a presumption against one Party over the other Party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document. Any section headings and sub-headings in this Cancellation Agreement have been inserted for convenience only and shall be disregarded in construing or interpreting this Cancellation Agreement. The section headings (e.g., “Interpretation”) and sub-headings used in this Cancellation Agreement` are inserted for convenience only and shall be disregarded in construing this Cancellation Agreement. The Parties acknowledge and agree that a Party’s execution of this Cancellation Agreement, and the consideration provided hereunder, shall not be construed as an admission of liability, fault, or wrongdoing of any kind by any Party.

14. Entire Agreement; No Modifications Unless In Writing. This Cancellation Agreement constitutes the entire and exclusive agreement between the Parties regarding the subject matter of this Cancellation Agreement and supersedes any and all prior or contemporaneous agreements, understandings, promises, representations, warranties, covenants, negotiations and discussions, whether oral or written, express, implied or apparent in connection with the subject matter of this Cancellation Agreement. No supplements, modifications, waivers, or terminations of this Cancellation Agreement shall be binding unless executed in writing by the Parties.

15. IMPORTANT. Notwithstanding anything to the contrary contained in this Cancellation Agreement, including but not limited to any of the provisions in its Section 5, nothing in this Cancellation Agreement prohibits, restricts, or limits, or is intended to prohibit, restrict, or limit, the right of a Party, any of the Fetch Releasors, or any of the Freight Releasors:

(a) to communicate with the staff of the SEC, with any state securities regulatory agency, or such person’s own attorney, about a possible violation of a federal or state securities law or regulation regardless of when it occurred or to apply for or receive an award from the SEC under the federal Securities Whistleblower Incentives program or from a state securities regulatory agency under a substantially similar state incentive program in connection with reporting a possible violation of a federal or state securities law; or

(b) to report or communicate about any possible unlawful conduct (including any employment harassment, assault, or discrimination) to the appropriate federal, state, or local law enforcement authorities or regulatory agencies or from speaking with his, her, or its own attorney about such conduct, regardless of whether such possible unlawful conduct was committed by a Party, its affiliated companies, any of its successors, assigns, officers, directors, employees, or agents, the Fetch Releasors, the Freight Releasors, or anyone else, and regardless of when such possible unlawful conduct occurred.

16. Execution In Counterparts and Electronic Signatures Permitted. This Cancellation Agreement may be executed in several counterparts, each of which shall be an original as against any Party who or which signed it, and all of which shall constitute one and the same document. Scanned, facsimile or electronic signatures (including, without limitation, by DocuSign or Adobe) shall be deemed originals for all purposes.

17. EACH PARTY SHOULD CONSULT WITH AN ATTORNEY AND READ THIS CANCELLATION AGREEMENT CAREFULLY BEFORE SIGNING IT. BY SIGNING THIS DOCUMENT, A PARTY MAY BE GIVING UP IMPORTANT LEGAL RIGHTS.

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IN WITNESS WHEREOF, the Parties have executed this Cancellation Agreement as of the Effective Date.

FETCH COMPUTE INC	FREIGHT TECHNOLOGIES, INC.

By:	By:

Name:	Name:

Title:	Title:

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